                                                                  EXHIBIT 10.37a

===============================================================================

                              COMMITMENT AGREEMENT

                           dated as of July 27, 2001,

                                  by and among

                              MEDCATH INCORPORATED,
                                   as Obligor,

                         the Lenders referred to herein,

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,

                             BANKERS TRUST COMPANY,
                              as Syndication Agent,

                                       and

                           FIRST UNION NATIONAL BANK,
                             as Documentation Agent



                       BANC OF AMERICA SECURITIES LLC and
                         DEUTSCHE BANC ALEX. BROWN INC.,
                    as Co-Lead Arrangers and Co-Book Managers


===============================================================================

                                TABLE OF CONTENTS


ARTICLE I  DEFINITIONS........................................................................1
SECTION 1.1   Definitions.....................................................................1
SECTION 1.2   General.........................................................................6
SECTION 1.3   Other Definitions and Provisions................................................6


ARTICLE II  FINANCING COMMITMENT..............................................................7
SECTION 2.1   Commitment to Provide Financing.................................................7
SECTION 2.2   Procedure for Advance of each Construction Loan.................................9
SECTION 2.3   Permanent Reduction of the Revolving Credit Commitment..........................9
SECTION 2.4   Use of Proceeds.................................................................9
SECTION 2.5   Increase of Aggregate Commitment................................................9
SECTION 2.6   Termination of Agreement.......................................................10


ARTICLE III  GENERAL PROVISIONS..............................................................10
SECTION 3.1   Fees...........................................................................10
SECTION 3.2   Capital Requirements...........................................................10
SECTION 3.3   Taxes..........................................................................11


ARTICLE IV  CLOSING; CONDITIONS OF CLOSING AND BORROWING.....................................12
SECTION 4.1   Closing........................................................................12
SECTION 4.2   Conditions to Closing..........................................................12


ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................15
SECTION 5.1   Representations and Warranties.................................................15
SECTION 5.2   Survival of Representations and Warranties, Etc................................17


COVENANTS....................................................................................17
SECTION 6.1   General Covenants..............................................................18
SECTION 6.2   Further Assurances.............................................................18
SECTION 6.3   Accuracy of Information........................................................18


ARTICLE VII   DEFAULT AND REMEDIES...........................................................18
SECTION 7.1   Events of Default..............................................................18
SECTION 7.2   Remedies.......................................................................20
SECTION 7.3   Rights and Remedies Cumulative; Non-Waiver; etc................................21


ARTICLE VIII  THE ADMINISTRATIVE AGENT.......................................................21
SECTION 8.1   Terms and Conditions Relating to the Administrative Agent, the Syndication
              Agent, the Documentation Agent and the Co-Lead Arrangers.......................21


ARTICLE IX  MISCELLANEOUS....................................................................22
SECTION 9.1   Notices........................................................................22

SECTION 9.2   Expenses; Indemnity............................................................23
SECTION 9.3   Set-off........................................................................24
SECTION 9.4   Governing Law..................................................................24
SECTION 9.5   Jurisdiction and Venue.........................................................25
SECTION 9.6   Waiver of Right to Trial by Jury...............................................25
SECTION 9.7   Reversal of Payments...........................................................25
SECTION 9.8   Injunctive Relief; Punitive Damages............................................26
SECTION 9.9   Accounting Matters.............................................................26
SECTION 9.10  Successors and Assigns; Participations.........................................26
SECTION 9.11  Amendments, Waivers and Consents...............................................29
SECTION 9.12  Confidentiality................................................................30
SECTION 9.13  Performance of Duties..........................................................30
SECTION 9.14  All Powers Coupled with Interest...............................................30
SECTION 9.15  Survival of Indemnities........................................................31
SECTION 9.16  Titles and Captions............................................................31
SECTION 9.17  Severability of Provisions.....................................................31
SECTION 9.18  Counterparts...................................................................31
SECTION 9.19  Term of Agreement..............................................................31
SECTION 9.20  Advice of Counsel..............................................................31
SECTION 9.21  No Strict Construction.........................................................31
SECTION 9.22  Inconsistencies with Other Documents; Independent Effect of Covenants..........31

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


                             EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A         -   Form of Construction Loan Agreement
Exhibit B         -   Form of Notice of Proposed Construction Loan Facility
Exhibit C         -   Form of Notice of Aggregate Commitment Reduction
Exhibit D         -   Form of Assignment and Acceptance
Exhibit E         -   Form Construction Loan Documents

         E-1      -   Form of Construction Loan Note
         E-2      -   Form of Guaranty Agreement
         E-3      -   Form of Mortgage and Security Agreement
         E-4      -   Form of Security Agreement
         E-5      -   Form of Pledge and Security Agreement
         E-6      -   Form of Collateral Assignment of Architect's Contract
         E-7      -   Form of Collateral Assignment of Construction Contract
         E-8      -   Form of Management Fee and Guaranty Fee Subordination
                      Agreement
         E-9      -   Form of Intercompany Loan Subordination Agreement

SCHEDULES

Schedule 1.1(a)   -   Lenders and Commitments
Schedule 1.1(b)   -   Related Loan Agreements and Related Guaranty Agreements
                      as of the Closing Date
Schedule 1.1(c)   -   Material Contracts
Schedule 5.1(a)   -   Jurisdictions of Organization and Qualification

                              COMMITMENT AGREEMENT


         COMMITMENT AGREEMENT, dated as of the 27th day of July, 2001, by and among, MEDCATH INCORPORATED, a North Carolina corporation, the lenders who are or may become a party to this Agreement, as Lenders, BANK OF AMERICA, N.A., as Administrative Agent for the Lenders, BANKERS TRUST COMPANY, as Syndication Agent for the Lenders, and FIRST UNION NATIONAL BANK, as Documentation Agent for the Lenders.

                              STATEMENT OF PURPOSE

         Subject to the terms and conditions of this Agreement, the Company has requested, and the Lenders have agreed to provide, financing for the acquisition and construction of new hospital facilities by Subsidiaries previously formed or hereafter to be formed by the Company (collectively, the "New Hospital Joint Ventures").

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

         "Administrative Agent" means Bank of America, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to
Article VIII.

         "Administrative Agent-Related Person" shall have the meaning assigned thereto in the Related Loan Agreements.

         "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 9.1(c).

         "Affiliate" shall have the meaning assigned thereto in the Related Loan Agreements.

         "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced, increased or otherwise modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be [One Hundred Ten Million Dollars ($110,000,000)].

         "Aggregate Project Costs" means, with respect to any new hospital facility to be constructed by a New Hospital Joint Venture with the proceeds of a Construction Loan Facility, all costs and expenses required to construct such new hospital facility (excluding costs and expenses attributable to any equipment which is subject to any equipment loan financing applicable thereto), which costs and expenses are detailed on the budget prepared in connection with such Construction Loan Facility.

         "Agreement" means this Commitment Agreement, as amended, restated, supplemented or otherwise modified from time to time.

         "Applicable Law" shall have the meaning assigned thereto in the Related Guaranty Agreements.

         "Approved Fund" shall have the meaning assigned thereto in Section 9.10(f).

         "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit D attached hereto.

         "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel.

         "Bank of America" means Bank of America, N.A., a national banking association, and its successors.

         "Borrower" means any borrower which is a party to any of the Related Loan Agreements.

         "Business Day" shall have the meaning assigned thereto in the Related Loan Agreements.

         "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Section 4.2 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.

         "Co-Lead Arrangers" means Banc of America Securities LLC and Deutsche Bank Alex. Brown Inc. in their capacity as co-lead arrangers and co-book managers.

         "Commitment" means (a) as to any Lender, the amount set forth opposite such Lender's name on Schedule 1.1(a) hereto, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate amount designated Schedule 1.1(a) hereto, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof.

         "Commitment Percentage" means, as to any Lender, the ratio of (a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all of the Lenders.

         "Company" means MedCath Incorporated, a North Carolina corporation.

         "Consolidated" shall have the meaning assigned thereto in the Related Guaranty Agreements.

         "Construction Loan Advances" means the construction loan advances made to each applicable New Hospital Joint Venture pursuant to each Construction Loan Agreement which has been duly executed and delivered pursuant to Section 2.1.

         "Construction Loan Agreement" means any Construction Loan Agreement by and among any applicable New Hospital Joint Venture, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent, substantially in the form of Exhibit A attached hereto, evidencing the agreement of the Lenders to provide a Construction Loan Facility to such New Hospital Joint Venture, and any amendments, restatements, supplements or other modifications thereto.

         "Construction Loan Facility" means any construction loan facility extended by the Lenders to a New Hospital Joint Venture designated by the Company pursuant to Article II.

         "Debtor Relief Law" shall have the meaning assigned thereto in the Related Loan Agreements.

         "Default" means any of the events specified in Section 7.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

         "Documentation Agent" means First Union National Bank, in its capacity as Documentation Agent hereunder.

         "Eligible Assignee" shall have the meaning assigned thereto in Section 9.10(f).

         "Event of Default" means any of the events specified in Section 7.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

         "Fee Letters" means the collective reference to (a) the fee letter dated June 1, 2001 among the Company, the Administrative Agent, the Syndication Agent and the Co-Lead Arrangers, (b) the administration fee letter dated June 1, 2001 among the Company, Bank of America and Banc of America Securities LLC and
(c) the supplemental fee letter dated April 17, 2001 among the Company, Bank of America and Banc of America Securities LLC.

         "Fiscal Year" shall have the meaning assigned thereto in the Related Guaranty Agreements.

         "Foreign Lender" shall have the meaning assigned thereto in Section 3.3(e).

         "Form Construction Loan Documents" means the construction loan documents to be executed in connection with each Construction Loan Facility, substantially in the form of Exhibits E-1 through E-10 attached hereto, including any amendments, restatements, supplements or other modifications thereto.

         "Governmental Approval" shall have the meaning assigned thereto in the Related Guaranty Agreements.

         "Governmental Authority" shall have the meaning assigned thereto in the Related Guaranty Agreements.

         "Guarantor" means any guarantor which is a party to any of the Related Guaranty Agreements.

         "Holdings" means MedCath Holdings, Inc., a Delaware corporation, and the owner of one hundred percent (100%) of the issued and outstanding capital stock of Intermediate Holdings.

         "Hospital Joint Venture" means any business entity (a) formed for the purpose of owning, operating or managing a heart hospital and related facilities or diagnostic facilities, and (b) a portion of the capital stock, limited liability company interests, partnership interests or other ownership interest of which is owned or beneficially controlled, either directly or indirectly, by the Parent or one or more of its Wholly-Owned Subsidiaries.

         "Indemnitees" shall have the meaning assigned thereto in Section 9.2
(b).

         "Indemnified Liabilities" shall have the meaning assigned thereto in
Section 9.2 (b).

         "Information" shall have the meaning assigned thereto in Section 9.12.

         "Initial Public Offering" shall have the meaning assigned thereto in
Section 4.2(d)(ii).

         "Intermediate Holdings" means MedCath Intermediate Holdings, Inc., a Delaware corporation, and the owner of one hundred percent (100%) of the issued and outstanding capital stock of the Company.

         "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 9.10.

         "Loan Documents" means, collectively, this Agreement and each other document, instrument, certificate and agreement executed and delivered by the Company or any Affiliate thereof in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Hedging Agreement), all as may be amended, restated, supplemented or otherwise modified from time to time.

         "Material Adverse Effect" means, with respect to the Parent and its Subsidiaries, a material adverse effect on (i) the properties, business, operations or condition (financial or otherwise) of the Parent and its Subsidiaries on a consolidated basis, taken as a whole, or (ii) any such Person or the ability of any such Person to perform its obligations under the Loan Documents to which it is a party.

         "Material Contract" means (a) as of the Closing Date, the contracts and agreements set forth on Schedule 1.1(c) and (b) after the Closing Date, (i) the contracts and agreements set forth on Schedule 1.1(c), (ii) any contract or other agreement, written or oral, of the Parent or any Subsidiary thereof (A) which involves monetary liability of or to any such Person in an amount in excess of (1) $1,000,000 per annum with respect to any such Person (other than the MedCath Parent Entities) and (2) $5,000,000 with respect to any MedCath Parent Entity and (B) which by its terms may not be canceled within ninety (90) days, or (iii) any other contract or agreement, written or oral, of any such Person the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

         "MedCath Parent Entities" means MedCath Corporation, MedCath Holdings, Inc., MedCath Intermediate Holdings, Inc. and MedCath Incorporated.

         "New Hospital Joint Venture" shall have the meaning assigned thereto in the Statement of Purpose.

         "Notice of Aggregate Commitment Reduction" shall have the meaning assigned thereto in Section 2.3.

         "Notice of Proposed Construction Loan Facility" means shall have the meaning assigned thereto in Section 2.2.

         "Obligations" means, whether now in existence or hereafter arising, all fees and commissions (including Attorney Costs), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Company to the Lenders or the Administrative Agent, in each case under or in respect of this Agreement, or any of the other Loan Documents of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

         "Other Taxes" shall have the meaning assigned thereto in Section
3.3(b).

         "Parent" means MedCath Corporation, a Delaware corporation, and the owner of one hundred percent (100%) of the issued and outstanding capital stock of Holdings.

         "Participant" shall have the meaning assigned thereto in Section
9.10(d).

         "Person" shall have the meaning assigned thereto in the Related Guaranty Agreements.

         "Register" shall have the meaning assigned thereto in Section 9.10(c).

         "Related Credit Documents" means the collective reference to (a) each of the Related Loan Agreements, (b) each of the Related Guaranty Agreements, and
(c) each of the other loan documents executed in connection with the Related Loan Agreements.

         "Related Guaranty Agreements" means the collective reference to (a) each of the Guaranty Agreements set forth on Schedule 1.1(b) hereto and (b) each of the Guaranty Agreements entered into in connection with each Construction Loan Agreement entered into pursuant to the terms hereof, in each case as amended, restated, supplemented or otherwise modified in accordance with the terms thereof.

         "Related Loan Agreements" means the collective reference to (a) each of the Loan Agreements set forth on Schedule 1.1(b) hereto and (b) each of the Construction Loan Agreements entered into pursuant to the terms hereof, in each case as amended, restated, supplemented or otherwise modified in accordance with the terms thereof.

         "Required Lenders" means, at any date, any combination of Lenders whose Commitment Percentages aggregate at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Commitment.

         "Subsidiary" shall have the meaning assigned thereto in the Related Guaranty Agreements.

         "Syndication Agent" means Bankers Trust Company, in its capacity as Syndication Agent hereunder.

         "Taxes" shall have the meaning assigned thereto in Section 3.3(a).

         "Termination Date" means the earliest of the dates referred to in
Section 2.6.

         SECTION 1.2 General. Unless otherwise specified, a reference in this Agreement to a particular article, section, subsection, Schedule or Exhibit is a reference to that article, section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

         SECTION 1.3 Other Definitions and Provisions.

         (a) Use of Capitalized Terms.

                  (i) Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement or any certificate, report or other document made or delivered pursuant to this Agreement.

                  (ii) Capitalized terms used herein, and not otherwise defined, shall have the meaning assigned thereto in the Related Guaranty Agreements or, to the extent any such capitalized term is not defined in the Related Guaranty Agreements, such capitalized term shall have the meaning assigned thereto in the Related Loan Agreements.

         (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE II

                              FINANCING COMMITMENT

         SECTION 2.1 Commitment to Provide Financing.

         (a) Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties set forth herein, the Lenders hereby agree to provide a Construction Loan Facility to each New Hospital Joint Venture designated by the Company from the Closing Date through, but not including, the Termination Date upon the request of the Company in accordance with the terms of Section 2.2. The aggregate principal committed amount of each Lender under each Construction Loan Facility requested by the Company on behalf of each New Hospital Joint Venture shall be equal to such Lender's Commitment Percentage of the aggregate principal amount of such Construction Loan Facility.

         (b) The agreement of the Lenders set forth in Section 2.1(a) shall be subject to the following terms and conditions:

                  (i) the aggregate principal committed amount of all of the Construction Loan Facilities (after giving effect to any Construction Loan Facility requested by the Company on behalf of any New Hospital Joint Venture) shall not at any time exceed the Aggregate Commitment;

                  (ii) the aggregate principal committed amount of each Lender under all of the Construction Loan Facilities (after giving effect to any Construction Loan Facility requested by the Company on behalf of any New Hospital Joint Venture) shall not at any time exceed the Commitment of such Lender;

                  (iii) the aggregate principal amount of each Construction Loan Facility to be provided to any New Hospital Joint Venture shall not exceed the lesser of (i) eighty percent (80%) of the Aggregate Project Costs of the new hospital facility to be constructed with the proceeds of such Construction Loan Facility and (ii) seventy-five percent (75%) of the appraised value of the new hospital facility to be constructed with the proceeds of such Construction Loan Facility; provided further that the aggregate principal amount of each Construction Loan Facility (other than the Construction Loan Facility with respect to the new hospital facility to be located in Harlingen, Texas) shall not exceed $40,000,000 without the prior written consent of the Required Lenders;

                  (iv) each Construction Loan Facility and the obligation of the New Hospital Joint Venture which will be the Borrower thereunder to repay the Construction Loan Advances thereunder shall be evidenced by a separate Construction Loan Agreement executed by such New Hospital Joint Venture designated by the Company, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent and all closing conditions thereunder shall be satisfied in a manner in form and substance satisfactory to the Administrative Agent and the Lenders;

                  (v) each of the following conditions shall have been satisfied in a manner satisfactory to the Administrative Agent and the Lenders prior to the funding of each Construction Loan Facility:

                           (A) the negotiation, execution and delivery of
                  definitive documentation with respect to such Construction Loan Facility, including, without limitation, a Construction Loan Agreement and Form Construction Loan Documents, consistent with this Agreement and otherwise satisfactory to the Administrative Agent and the Lenders and the satisfaction of each of the closing conditions applicable to such Construction Loan Facility; provided that the Administrative Agent and the Lenders acknowledge that the Construction Loan Agreement and the Form Construction Loan Documents are in form and substance satisfactory thereto;

                           (B) the completion of all reasonable due diligence
                  reviews with respect to the Parent and its Subsidiaries, the Company and its Subsidiaries and the applicable New Hospital Joint Venture in scope and determination reasonably satisfactory to the Administrative Agent and the Lenders; provided that such due diligence reviews shall be substantially similar in scope to the due diligence reviews conducted by the Administrative Agent and the Lenders in connection with the closing of this Agreement and the Related Credit Documents (subject to the right of the Administrative Agent and the Lenders to reasonably expand the scope of such due diligence reviews in the event of any material change after the Closing Date in the business or operations of the Parent and its Subsidiaries or any Applicable Law directly related thereto);

                           (C) Since September 30, 2000, there shall not have
                  occurred any Material Adverse Effect with respect to the Parent and its Subsidiaries, taken as a whole, or the New Hospital Joint Venture, and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect;

                           (D) the representations and warranties contained in
                  Article V hereof shall be true and correct on and as of the closing date of such Construction Loan Facility with the same effect as if made on and as of such date, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date; and

                           (E) no Default or Event of Default shall have
                  occurred and be continuing on and as of the closing date of such Construction Loan Facility.

         SECTION 2.2 Procedure for Advance of each Construction Loan.

         (a) The Company shall give the Administrative Agent notice in the form attached hereto as Exhibit B (a "Notice of Proposed Construction Loan Facility") not less than thirty (30) days prior to the proposed closing date of any proposed Construction Loan Facility specifying (i) the name of the New Hospital Joint Venture designated by the Company to be the Borrower in connection with such Construction Loan Facility and (ii) the proposed closing date of such Construction Loan Facility. The Administrative Agent shall promptly notify the Lenders of each Notice of Proposed Construction Loan Facility.

         (b) Upon the satisfaction of all of the applicable terms and conditions set forth herein and in the applicable Construction Loan Agreement, the Lenders shall provide the applicable Construction Loan Facility to the New Hospital Joint Venture. Notwithstanding anything to the contrary contained herein, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent shall not be obligated to provide any Construction Loan Facility to the extent that any of the terms and conditions set forth herein and in the Construction Loan Agreement related thereto have not been satisfied.

         SECTION 2.3 Permanent Reduction of the Revolving Credit Commitment. The Company shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, in the form attached hereto as Exhibit C (a "Notice of Aggregate Commitment Reduction"), to permanently reduce, without premium or penalty, (i) the entire Aggregate Commitment at any time to zero or (ii) portions of the Aggregate Commitment, from time to time, in an aggregate principal amount not less than $10,000,000 or any whole multiple of $1,000,000 in excess thereof. Such reduction shall permanently reduce the Lenders' Commitments pro rata in accordance with their respective Commitment Percentages.

         SECTION 2.4 Use of Proceeds. The Company shall cause each New Hospital Joint Venture to use the proceeds of the Construction Loan made by the Lenders to such New Hospital Joint Venture to (a) fund the costs associated with the construction of a new hospital by such New Hospital Joint Venture and (b) pay certain fees and expenses in connection with the Construction Loan Agreement executed by such New Hospital Joint Venture, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent.

         SECTION 2.5 Increase of Aggregate Commitment. At any time prior to the second (2nd) anniversary of the Closing Date, the Company shall have the one-time right to increase the Aggregate Commitment upon not less than thirty
(30) days prior written notice to the Administrative Agent; provided that (a) in no event shall the Aggregate Commitment be increased by an amount greater than $50,000,000, (b) no Default or Event of Default shall have occurred and be continuing either prior to or after giving effect to such increase in the Aggregate Commitment and (c) the Required Lenders shall consent to such increase in the Aggregate Commitment; provided further that:

                  (a) Any increase in the Aggregate Commitment which is accomplished by increasing the Commitment of any Lender or Lenders who are at the time of such increase party to this Agreement (which Lender or Lenders may consent to such increase in their sole and absolute discretion) shall be accomplished as follows: (i) this Agreement will be amended by the Company, the Administrative Agent and those Lender(s) whose Commitment(s) is or are being increased to reflect the revised Commitment amounts of each of the Lenders and (ii) the Administrative Agent will deliver an updated Schedule 1.1(a) to the Company and each of the Lenders reflecting the revised Commitment amounts and Commitment Percentages of each of the Lenders; and

                  (b) Any increase in the Aggregate Commitment which is accomplished by addition of a new Lender under the Agreement shall be accomplished as follows: (i) such new Lender shall be an Eligible Assignee and shall be subject to the consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) this Agreement will be amended by the Company, the Administrative Agent and by the party becoming an additional Lender hereunder to reflect the addition of such party as a Lender hereunder and (iii) the Administrative Agent will deliver an updated Schedule 1.1(a) to the Company and each of the Lenders reflecting the revised Commitment amounts and Commitment Percentages of each of the Lenders.

         SECTION 2.6 Termination of Agreement. This Agreement shall terminate on the earliest of (a) January [26], 2005, (b) the date of the reduction of the Aggregate Commitment to zero by the Company pursuant to Section 2.3, or (c) the termination of the Aggregate Commitment by the Administrative Agent on behalf of the Lenders pursuant to Section 7.2(a).

                                   ARTICLE III

                               GENERAL PROVISIONS

         SECTION 3.1 Fees.

         (a) Commitment Fee. Commencing on the Closing Date, the Company shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee at a rate per annum equal to 0.50% on the average daily unused portion of the Aggregate Commitment. The commitment fee shall be payable in arrears on the last Business Day of each calendar month during the term of this Agreement commencing August 31, 2001, and on the Termination Date. Such commitment fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages.

         (b) Other Fees. On the Closing Date, the Company shall pay to the Administrative Agent, for the account of each applicable Person, all of the fees set forth in the Fee Letters which are required to be paid on, or prior to, the Closing Date.

         SECTION 3.2 Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the

Commitments and other commitments of this type, below the rate which such Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Company shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Company and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

         SECTION 3.3 Taxes.

         (a) Payments Free and Clear. Any and all payments by the Company hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of that applicable lending office of such Lender or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 3.3) such Lender or the Administrative Agent (as the case may
be) receives an amount equal to the amount such party would have received had no such deductions or withholdings been made, (B) the Company shall make such deductions or withholdings, (C) the Company shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with Applicable Law, and (D) the Company shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other Governmental Authority in the manner provided in Section 3.3(d).

         (b) Stamp and Other Taxes. In addition, the Company shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "Other Taxes").

         (c) Indemnity. The Company shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.3) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

         (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Company shall furnish to the Administrative Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

         (e) Delivery of Tax Forms. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof (a "Foreign Lender") shall deliver to the Company, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms W-8ECI or Forms W-8BEN, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Company, with a copy to the Administrative Agent, a Form W-8BEN or W-8ECI, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, certifying in the case of a Form W-8BEN or W-8ECI that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Company and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8BEN or W-8ECI, establishing an exemption from United States backup withholding tax.

         (f) Survival. Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 3.3 shall survive the payment in full of the Obligations and the termination of the Commitments.

                                   ARTICLE IV

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

         SECTION 4.1 Closing. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., 100 North Tryon Street, Suite 4200, Charlotte, North Carolina 28202, at 10:00 a.m. on July [26], 2001, or on such other date and time as the parties hereto shall mutually agree.

         SECTION 4.2 Conditions to Closing. The obligation of the Lenders to close this Agreement is subject to the satisfaction of each of the following conditions:

                  (a) Executed Loan Documents. This Agreement, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no default or event of default shall exist thereunder, and the Company shall have delivered original counterparts thereof to the Administrative Agent.

                  (b) Closing Certificates; etc.

                           (i) Officer's Certificate. The Administrative Agent
                  shall have received a certificate from a Responsible Officer of the Company, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Company contained in this Agreement and the other Loan Documents are true, correct and complete; that the Company is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Company have satisfied each of the closing conditions.

                           (ii) Certificates of Secretary of the Company. The
                  Administrative Agent shall have received a certificate of the secretary or assistant secretary of the Company certifying as to the incumbency and genuineness of the signature of each officer of the Company executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (a) the articles of incorporation of the Company and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, (b) the bylaws of the Company as in effect on the date of such certifications, (c) resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which the Company is a party and (d) each certificate required to be delivered pursuant to Section 4.2(b)(iii).

                           (iii) Certificates of Good Standing. The
                  Administrative Agent shall have received certificates as of a recent date of the good standing of the Company under the laws of its jurisdiction of organization and, to the extent requested by the Administrative Agent, each other jurisdiction where the Company is qualified to do business and a certificate of the relevant taxing authorities of such jurisdictions certifying that the Company has filed required tax returns and owes no delinquent taxes.

                           (iv) Opinions of Counsel. The Administrative Agent
                  shall have received favorable opinions of counsel to the Company addressed to the Administrative Agent and the Lenders with respect to the Company, the Loan Documents and such other matters as the Lenders shall request.

                  (c) Consents; Defaults.

                           (i) Governmental and Third Party Approvals. The
                  Company shall have obtained all necessary approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents.

                           (ii) No Injunction, Etc. No action, proceeding,
                  investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

                           (iii) No Event of Default. No Default or Event of
                  Default shall have occurred and be continuing.

                  (d) Financial Matters.

                           (i) Financial Statements. The Administrative Agent
                  shall have received (A) the audited Consolidated balance sheets of the Parent and its Subsidiaries for the Fiscal Years ending 1998, 1999 and 2000 and, in each case, the related audited statements of income and retained earnings and cash flows for each Fiscal Year then ended, (B) the unaudited Consolidated balance sheet of the Parent and its Subsidiaries as of March 30, 2001 and the related unaudited interim statements of income and retained earnings and cash flow for the fiscal quarter then ended, (C) interim monthly financial statements of the Parent and its Subsidiaries, including monthly working capital detail for the trailing twelve (12) months and the first projected year, (D) Consolidated and consolidating operating and financial projections (prepared by the senior management of the Company) for the Parent and its Subsidiaries for the Fiscal Years ending 2001, 2002, 2003, 2004 and 2005, and (E) a pro forma balance sheet of the Parent and its Subsidiaries as of March 31, 2001 after giving effect to the Initial Public Offering and the closing of this Agreement and the Related Loan Agreements set forth on
                  Schedule 1.1(b) hereto, all in form and substance satisfactory to the Administrative Agent and prepared in accordance with GAAP.

                           (ii) Initial Public Offering Proceeds. The
                  Administrative Agent shall have received evidence that the Parent shall have received net cash proceeds of at least $110,000,000 from the consummation of an initial public offering (the "Initial Public Offering") on terms and conditions reasonably acceptable to the Administrative Agent.

                           (iii) Payment at Closing; Fee Letters. The Company
                  shall have paid, or shall have cause to be paid, to the Administrative Agent and the Lenders the fees set forth or referenced in Section 3.1 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, Attorney Costs) and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

                  (e) Closing of the Related Loan Agreements. Each of the Related Loan Agreements set forth on Schedule 1.1(b) hereto, including all Related Credit Documents executed in connection therewith, shall be closed contemporaneously with this Agreement, and all conditions to closing set forth therein shall have been satisfied in accordance with the terms and conditions set forth therein.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         SECTION 5.1 Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to provide the Construction Loan Facilities, the Company hereby represents and warrants to the Administrative Agent and the Lenders both before and after giving effect to the transactions contemplated hereunder that:

                  (a) Organization; Power; Qualification. Each of the Parent, the Company and their respective Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization except where the failure to be so qualified and authorized could not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which each of the Parent, the Company and their respective Subsidiaries is organized and qualified to do business as of the Closing Date are described on
         Schedule 5.1(a).

                  (b) Authorization of Agreement, Loan Documents and Borrowing. The Company has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Company, and each such document constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

                  (c) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Company of the Loan Documents to which it is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Company, (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Company or any indenture, agreement or other instrument to which the Company is a party or by which any of its properties may be bound or any Governmental Approval relating to the Company, (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Company other than Liens arising under the Loan Documents or (iv) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

                  (d) Compliance with Law; Governmental Approvals. Each of the Parent, the Company and their Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect and (iii) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law.

                  (e) Financial Statements. The (i) audited Consolidated balance sheet of the Parent and its Subsidiaries as of September 30, 2000 and the related audited statements of income and retained earnings and cash flows for the Fiscal Year then ended and (ii) unaudited Consolidated balance sheet of the Parent and its Subsidiaries as of March 31, 2001 and related unaudited interim statements of income and retained earnings, copies of which have been furnished to the Administrative Agent and each Lender, are complete and correct in all material respects and fairly present on a Consolidated basis the assets, liabilities and financial position of the Parent and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP as applied in a manner consistent with the past practices of the Parent.

                  (f) Accuracy and Completeness of Information. All written information, reports, statements and other papers and data produced by or on behalf of the Parent, the Company or any Subsidiary thereof and furnished to the Administrative Agent or any Lender in connection with this Agreement or any of the other Loan Documents, were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent or any Lender complete, true and accurate knowledge of the subject matter based on the Parent's knowledge thereof (other than projections, budgets or other estimates which shall be determined in good faith utilizing reasonable assumptions). No document furnished or written statement made to the Administrative Agent or the Lenders by the Parent, the Company or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Parent, the Company and their Subsidiaries or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading to the extent material to the creditworthiness of the Borrower. The Company is not aware of any facts which it has not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as the Company can now foresee, which could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article V and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or the provision of any Construction Loan Facility hereunder.


                                   ARTICLE VI

                                    COVENANTS

         Until all the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 9.11, the Company shall:

         SECTION 6.1 General Covenants.

         (a) General Terms. Comply with each and every covenant and agreement set forth in Sections 10, 11, 12 and 13 of the Related Guaranty Agreements as if such Sections 10, 11, 12 and 13 of the Related Guaranty Agreements (including, without limitation, each defined term, article, section, exhibit or schedule referenced in or relating to such Sections 10, 11, 12 and 13 of the Related Guaranty Agreements) were set forth herein; provided that, with respect to each and every covenant and agreement set forth in Section 10 of the Related Guaranty Agreements, the Company will furnish or cause to be furnished to the Administrative Agent at the Administrative Agent's Office at the address set forth in Section 9.1 and to the Lenders at their respective addresses as set forth Schedule 1.1(a), or such other office as may be designated by the Administrative Agent and the Lenders from time to time, each and every financial statement, certificate or other document or instrument required to be delivered to the Administrative Agent and the Lenders under Section 10 of the Related Guaranty Agreements.

         (b) Rules of Construction. All definitions and other provisions of the Related Guaranty Agreements which are incorporated in this Section 6.1 by reference shall be construed in such a manner so as to give such incorporated terms legal effect and meaning hereunder.

         SECTION 6.2 Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement and the other Loan Documents.

         SECTION 6.3 Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of the Parent, the Company and their Subsidiaries to the Administrative Agent or any Lender pursuant to this Agreement, or any of the other Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent or any Lender complete, true and accurate knowledge of the subject matter based on the knowledge of the Parent and the Company thereof.

                                   ARTICLE VII

                              DEFAULT AND REMEDIES

         SECTION 7.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

                  (a) Payment Default. The Company shall default in any payment of any Obligation due hereunder when and as due (whether at maturity, by reason of acceleration or otherwise), and such default shall continue unremedied for five (5) Business Days.

                  (b) Default in Performance of Certain Covenants. The Company or any of its Subsidiaries shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 7.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Company by the Administrative Agent.

                  (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Company or any of its Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

                  (d) Default under any Related Credit Document. Any Borrower or any Guarantor shall (i) default in the payment of any obligations under any of the Related Credit Documents to which such Person is a party (any applicable grace period having expired), or (ii) default in the observance or performance of any other agreement or condition relating to any of the Related Credit Documents to which such Person is a party or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of any Debt (or a trustee or agent on behalf of such holder or holders) under any Related Credit Document to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired); provided however that, with respect to clause (ii) above, an Event of Default shall not be deemed to exist under such clause (ii) unless a default as described therein exists as of the closing date of any Construction Loan Facility requested by the Borrower under this Agreement and such default exists under more than one (1) Related Loan Agreement at such time (provided however that, if one or more of such defaults is thereafter cured or waived so that thereafter there is not more than one (1) of such defaults, then there shall be no Event of Default under such clause (ii)).

                  (e) Corporate Revolver. The occurrence of an Event of Default under the Credit Agreement dated as of July 31, 1998, as amended, restated, supplemented or otherwise modified from time to time, by and among Intermediate Holdings, as Borrower, the Initial Lenders named therein, the Initial Issuing Bank named therein, Bank of America, N.A. as Administrative Agent and Collateral Agent, and Banc of America Securities LLC, as Arranger and Syndication Agent.

                  (f) Voluntary Bankruptcy Proceeding. The Parent or any of its Subsidiaries shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws,
         (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

                  (g) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Parent or any of its Subsidiaries in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Parent or any of its Subsidiaries or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

                  (h) Failure of Agreements. Any provision of this Agreement or of any other Loan Document shall for any reason cease to be valid and binding on the Company or any other Person party thereto.

                  (i) Judgment. A judgment or order by any court for the payment of money which causes the aggregate amount of all judgments and orders by any court in any Fiscal Year (which are not fully covered by insurance or with respect to which the applicable insurance carrier has not acknowledged that such judgment is fully covered by insurance) to exceed (i) $1,000,000 with respect to the Parent or any Subsidiary thereof (other than MedCath Parent Entities), (ii) $1,500,000 in the aggregate with respect to the Parent and its Subsidiaries (other than the MedCath Parent Entities) or (iii) $2,000,000 with respect to any of the MedCath Parent Entities, and such judgment or order shall continue without discharge or stay for a period of thirty (30) days.

         SECTION 7.2 Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, and upon the request of the Required Lenders, the Administrative Agent shall, do any one or more of the following:

                  (a) terminate the Commitments and any right of the Company to request any new Construction Loan Facility hereunder, declare all amounts owed to the Lenders and the Administrative Agent under this Agreement or any other Loan Document and all other Obligations to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or any other Loan Document to the contrary notwithstanding; provided, that upon the occurrence of an Event of Default specified in Section 7.1(f) or (g), the Commitments and any right of the Company to request any new Construction Loan Facility hereunder shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or any other Loan Document to the contrary notwithstanding;

                  (b) institute an action to reduce any claim to judgment;

                  (c) exercise any and all rights and remedies afforded by this Agreement, the other Loan Documents, Applicable Law, equity or otherwise; or

                  (d) set-off and apply, to the extent thereof and to the maximum extent permitted by law, any and all deposits, funds or assets at any time held and any and all other indebtedness at any time owing by any Lender to or for the credit or account of the Company against any Obligations.

         SECTION 7.3 Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Company, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

         SECTION 8.1 Terms and Conditions Relating to the Administrative Agent, the Syndication Agent, the Documentation Agent and the Co-Lead Arrangers.

         (a) General Terms. Each of the terms, conditions and other provisions set forth in Article XI of the Related Loan Agreements (including, without limitation, each defined term, article, section, exhibit or schedule referenced in or relating to such Article XI of the Related Loan Agreements) shall apply to this Agreement and the other Loan Documents as if fully set forth herein and such terms, conditions and other provisions shall inure to the benefit of the Administrative Agent, the Syndication Agent, the Documentation Agent and the Co-Lead Arrangers as if fully set forth herein.

         (b) Rules of Construction. All definitions and other provisions of the Related Loan Agreements which are incorporated in this Section 8.1 by reference shall be construed in such a manner so as to give such incorporated terms legal effect and meaning hereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1 Notices.

         (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

         If to the Company:          MedCath Corporation
                                     10720 Sikes Place
                                     Charlotte, North Carolina 28277
                                     Attention:          James E. Harris
                                     Telephone No.:      (704) 708-6610
                                     Telecopy No.:       (704) 708-5035

         With copies to:             Moore & Van Allen, PLLC
                                     Bank of America Corporate Center
                                     100 North Tryon Street, Floor 47
                                     Charlotte, North Carolina  28202
                                     Attention:          Hal A. Levinson, Esq.
                                     Telephone No.:      (704) 331-1050
                                     Telecopy No.:       (704) 331-1159

         If to Bank of America as    Bank of America, N.A.
          Administrative Agent:      IL1-231-08-03
                                     231 South LaSalle Street
                                     Chicago, Illinois 60604
                                     Attention:          Susan Ryan
                                     Telephone No.:      (312) 828-7299
                                     Telecopy No.:       (877) 207-0481

         With copies to:      Kennedy Covington Lobdell & Hickman, L.L.P.
                              Bank of America Corporate Center
                              100 North Tryon Street
                              Suite 4200
                              Charlotte, North Carolina  28202
                              Attention:          J. Donnell Lassiter, Esq.
                              Telephone No.:      (704) 331-7444
                              Telecopy No.:       (704) 331-7598

         If to any Lender:    To the address set forth on Schedule 1.1(a) hereto

         (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Company and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made.

         SECTION 9.2 Expenses; Indemnity.

         (a) The Company agrees (i) to pay or reimburse the Administrative Agent and the Syndication Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, all out-of-pocket syndication and due diligence expenses and all Attorney Costs (provided that such Attorney Costs shall be limited to the fees and expenses of a single law firm representing the Administrative Agent and the Syndication Agent), and (ii) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including, without limitation, all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. The agreements in this
Section 9.2(a) shall survive the termination of the Commitments and repayment of all the other Obligations.

         (b) Whether or not the transactions contemplated hereby are consummated, the Company agrees to indemnify, save and hold harmless each Administrative Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against: (i) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against the

Company, any Borrower, any Guarantor, any Affiliate thereof or any of their respective officers or directors; (ii) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, any predecessor loan documents, the Commitments, the use or contemplated use of the proceeds of any Construction Loan Facility, or the relationship of the Company, the Borrowers, the Guarantors, the Administrative Agent and the Lenders under this Agreement or any other Loan Document; (iii) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in clause (i) or (ii) above; and (iv) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. The agreements in this
Section 9.2(b) shall survive the termination of the Commitments and repayment of all the other Obligations.

         SECTION 9.3 Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with
Section 9.10 are hereby authorized by the Company at any time or from time to time, without notice to the Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders or any such assignee or participant to or for the credit or the account of the Company against and on account of the Obligations irrespective of whether or not
(a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 7.2 and although such Obligations shall be contingent or unmatured. Notwithstanding the preceding sentence, each Lender agrees to notify the Company and the Administrative Agent after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         SECTION 9.4 Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF; PROVIDED

THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         SECTION 9.5 Jurisdiction and Venue.

         (a) Jurisdiction. The Company hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Company hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 9.1. Nothing in this
Section 9.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Company or its properties in the courts of any other jurisdictions.

         (b) Venue. The Company hereby irrevocably waives any objection it may have now or in the future to the laying of venue in the aforesaid jurisdiction in any action, claim or other proceeding arising out of or in connection with this Agreement, any other Loan Document or the rights and obligations of the parties hereunder. The Company irrevocably waives, in connection with such action, claim or proceeding, any plea or claim that the action, claim or other proceeding has been brought in an inconvenient forum.

         SECTION 9.6 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.6 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         SECTION 9.7 Reversal of Payments. To the extent the Company makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

         SECTION 9.8 Injunctive Relief; Punitive Damages.

         (a) The Company recognizes that, in the event the Company fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Company agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         (b) The Administrative Agent, the Lenders and the Company hereby agrees that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that it may now have or which may arise in the future in connection with any dispute, whether such dispute is resolved through arbitration or judicially.

         SECTION 9.9 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Parent, the Company and their respective Subsidiaries to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Company, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Parent's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date that (i) the Company and the Required Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement or (ii) the Guarantors and the Required Lenders (as defined in the Related Guaranty Agreements) shall have amended the Related Guaranty Agreements to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of the Related Guaranty Agreements which are incorporated herein by reference.

         SECTION 9.10 Successors and Assigns; Participations.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment); provided that:

                  (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed);

                  (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Commitment assigned; and

                  (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 9.10, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 9.2). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 9.10.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the

Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may, with notice to, but without the consent of, the Company or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would amend or modify any provision of the form of the Construction Loan Agreement attached hereto as Exhibit A with respect to (i) postponing any date upon which any payment of money is scheduled to be paid to such Participant,
(ii) reducing the principal, interest, fees or other amounts payable to such Participant or (iii) releasing any Guarantor from its obligations under the Guaranty Agreement to be executed in connection therewith (other than as specifically permitted or contemplated therein or in the Guaranty Agreement to be executed in connection therewith). Subject to subsection (e) of this Section 9.10, the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.3; provided that, subject to subsection (e) of this
Section 9.10, no Participant shall be entitled to receive any greater amount pursuant to such Section 3.3 than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.3 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under Section 3.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.3 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.3(e) as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) If the consent of the Company to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 9.10(b)), the Company shall be deemed to have given its consent five (5) Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Company prior to such fifth (5th) Business Day.

         (f) As used herein, the following terms have the following meanings:

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by the Administrative Agent and, unless (i) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (ii) an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed).

                  "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         SECTION 9.11 Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Company; provided, that no amendment, waiver or consent shall (a) increase the Commitment of any Lender, (b) amend or modify any provision of the form of the Construction Loan Agreement attached hereto as Exhibit A with respect to (i) reducing the rate of interest or fees payable on any Construction Loan Advance, (ii) reducing or forgiving the principal amount of any Construction Loan Advance, (iii) extending the originally scheduled time or times of payment of the principal of any Construction Loan Advance or the time or times of payment of interest on any Construction Loan Advance or any fee or commission with respect thereto, (iv) permitting any subordination of the principal or interest on any Construction Loan Advance or (v) releasing any Guarantor from its obligations under the Guaranty Agreement to be executed in connection therewith (other than as specifically permitted or contemplated therein or in the Guaranty Agreement to be executed in connection therewith),
(c) release the Company from the Obligations hereunder, (d) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any of the Company's rights and obligations hereunder or (e) amend the provisions of this Section 9.11 or the definition of Required Lenders, in each case, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of Article XI of the Related Loan Agreements (as incorporated herein pursuant to Section 8.1) shall be made without the written consent of the Administrative Agent.

         SECTION 9.12 Confidentiality. The Administrative Agent and each of the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (i) any Eligible Assignee or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Company, any Borrower and any Guarantor; (g) with the consent of the Company;
(h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company, any Borrower or any Guarantor; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this
Section 9.12, "Information" means all information received from the Company, the Borrowers and the Guarantors relating to the Company, the Borrowers and the Guarantors or the business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company, the Borrowers or the Guarantors; provided that, in the case of information received from the Company, any Borrower or any Guarantor after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 9.13 Performance of Duties. The Company's obligations under this Agreement and each of the other Loan Documents shall be performed by the Company at its sole cost and expense.

         SECTION 9.14 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Commitments have not been terminated.

         SECTION 9.15 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article IX and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

         SECTION 9.16 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 9.17 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 9.18 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 9.19 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

         SECTION 9.20 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.

         SECTION 9.21 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         SECTION 9.22 Inconsistencies with Other Documents; Independent Effect of Covenants.

         (a) In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control.

         (b) The Company expressly acknowledges and agrees that each covenant contained in Article VI hereof shall be given independent effect. Accordingly, the Company, the Borrowers and the Guarantors shall not engage in any transaction or other act otherwise permitted under any covenant contained in
Article VI hereof if, before or after giving effect to such transaction or act, the Company, any Borrower or any Guarantor shall or would be in breach of any other covenant contained in Article VI hereof.

                           [Signature pages to follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.


[CORPORATE SEAL]                    MEDCATH INCORPORATED

                                    By:
                                        ----------------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------


                                    BANK OF AMERICA, N.A., as Administrative
                                      Agent and as Lender

                                    By:
                                        ----------------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------


                                    BANKERS TRUST COMPANY, as Syndication
                                      Agent and as Lender

                                    By:
                                        ----------------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------


                                    FIRST UNION NATIONAL BANK, as
                                      Documentation Agent and as Lender

                                    By:
                                        ----------------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                    [ADDITIONAL LENDERS], as Lender

                                    By:
                                        ----------------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

Acknowledged and Accepted as of the [26th] day of July, 2001:

MEDCATH CORPORATION

By:
    -------------------------------------------------
Name:
      -----------------------------------------------
Title:
       ----------------------------------------------

MEDCATH HOLDINGS, INC.

By:
    -------------------------------------------------
Name:
      -----------------------------------------------
Title:
       ----------------------------------------------

MEDCATH INTERMEDIATE HOLDINGS,
INC.

By:
    -------------------------------------------------
Name:
      -----------------------------------------------
Title:
       ----------------------------------------------

                                 Schedule 1.1(a)

                             Lenders and Commitments


--------------------------------------------------------------------------------
                      LENDER                  COMMITMENT          COMMITMENT
                                              PERCENTAGE
--------------------------------------------------------------------------------
Bank of America, N.A.                          ________%         $___________
IL1-231-08-30
231 South LaSalle Street
Chicago, Illinois 60604
Charlotte, North Carolina 28255
Attention:  Kristine Hyde
Telephone No.:   (312) 828-1657
Telecopy No.:    (877) 206-8412

--------------------------------------------------------------------------------
The Bankers Trust Company
300 South Grand Avenue
Los Angeles, CA  90071
Attention:  James J. Lent                      ________%         $___________
Telephone No.:   213-620-8340
Telecopy No.:     213-620-8484

--------------------------------------------------------------------------------
First Union National Bank
301 S. College Street, 6th Floor
Charlotte, North Carolina 28288
Attention:  Michael Monte                      ________%         $___________
Telephone No.:   (704) 383-1114
Telecopy No.:     (704) 383-0545

--------------------------------------------------------------------------------
GE Healthcare Financial Services
20225 Watertower Boulevard, Suite 200
Brookfield, WI  53045
Attention:  Dev Lobo                           ________%         $___________
Telephone No.:   262-798-4620
Telecopy No.:     262-798-4560

--------------------------------------------------------------------------------
Siemens Medical Systems, Inc.                  ________%         $___________
186 Wood Avenue South
Iselin, NJ  08830
Attention:  Hezron Gurley
Telephone No.:   732-321-4631
Telecopy No.:     732-321-2846

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The Chase Manhattan Bank                       ________%         $___________
270 Park Avenue, 48th Floor
New York, NY  10017
Attention:  Dawn Lee Lum
Telephone No.:   212-270-2472
Telecopy No.:     212-270-3279

--------------------------------------------------------------------------------
Fifth Third Bank (Western Ohio)                ________%         $___________
110 N. Main Street
Dayton, Ohio  45402
Attention:  Karen Reed
Telephone No.:   937-227-6484
Telecopy No.:     937-227-3027
--------------------------------------------------------------------------------
                         TOTAL:
--------------------------------------------------------------------------------

                                 Schedule 1.1(b)

                           Related Loan Agreements and
                           Related Guaranty Agreements
                             as of the Closing Date

                                 Schedule 1.1(c)

                               Material Contracts